   As filed with the Securities and Exchange Commission on December 19, 2000
                                                         Registration No.
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                         ____________________________

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ____________________________

                           THE INTERCEPT GROUP, INC.
            (Exact Name of Registrant as Specified in its Charter)

               Georgia                                58-2237359
   (State or Other Jurisdiction of                  (I.R.S. Employer
    Incorporation or Organization)               Identification Number)
                         ____________________________

                      3150 Holcomb Bridge Road, Suite 200
                            Norcross, Georgia 30071
                                (770) 248-9600
                          (770) 242-6803 (facsimile)
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)
                         ____________________________

                                John W. Collins
                            Chief Executive Officer
                           The InterCept Group, Inc.
                      3150 Holcomb Bridge Road, Suite 200
                            Norcross, Georgia 30071
                                (770) 248-9600
                          (770) 242-6803 (facsimile)
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                         ____________________________

                                  Copies to:

                             Neil E. Grayson, Esq.
                            William J. Ching, Esq.
                  Nelson Mullins Riley & Scarborough, L.L.P.
                         First Union Plaza, Suite 1400
                          999 Peachtree Street, N.E.
                            Atlanta, Georgia  30309
                                (404) 817-6000
                          (404) 817-6050 (facsimile)
                         ____________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for any offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]___________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
                         ____________________________

                                   CALCULATION OF REGISTRATION FEE
====================================================================================================
     Title of Shares           Amount To Be   Proposed Maximum   Proposed Maximum      Amount Of
     To Be Registered           Registered    Aggregate Price   Aggregate Offering  Registration Fee
                                                Per Share(1)         Price(1)
----------------------------------------------------------------------------------------------------
Common stock, no par value..     350,000             $25.81             $9,033,500        $2,385
====================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices reported on December 15, 2000 as reported on the Nasdaq Stock Market.

                         ____________________________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                SUBJECT TO COMPLETION, DATED December 19, 2000



                           THE INTERCEPT GROUP, INC.

                                 350,000 Shares

                                  Common Stock

     The shareholder of The InterCept Group, Inc. identified in this prospectus may offer and sell these shares from time to time. See "Selling Shareholder." The selling shareholder acquired the shares on August 29, 2000 in connection with our acquisition of Advanced Computer Enterprises, Incorporated.

     The selling shareholder will receive all of the net proceeds from the sale of these shares and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of these shares. We will not receive any of the proceeds from the sale of the shares.

     Our common stock is quoted on the Nasdaq National Market under the symbol "ICPT." On December 15, 2000, the last reported sale price of our common stock was $25.81 per share.

                          ____________________________

     Investing in our common stock involves many risks. See "Risk Factors" on page 4 for a discussion of these risks.

                          ____________________________

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this prospectus is                          , 2000

     You should rely only on the information contained in this prospectus. Neither the selling shareholder nor we have authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholder is offering to sell, and seeking offers to buy, shares of InterCept common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares.

                          ____________________________

                               TABLE OF CONTENTS
                               -----------------




                                                                            Page
                                                                            ----
The InterCept Group.......................................................   3
Risk Factors..............................................................   4
Forward Looking Statements................................................  15
Use of Proceeds...........................................................  16
Selling Shareholder.......................................................  16
Plan of Distribution......................................................  17
Available Information.....................................................  20
Information Incorporated By Reference.....................................  20
Legal Matters.............................................................  21
Experts...................................................................  21

                            ________________________

     Our corporate website address is www.intercept.net. We are not incorporating the information on our website into this prospectus, and we do not intend to make our website a part of this prospectus.

                              The InterCept Group

     We are a single-source provider of a broad range of technologies, products and services that work together to meet the electronic commerce and operating needs of financial institutions. We focus on serving the needs of financial institutions across the United States with assets of less than $500 million, which we refer to as community financial institutions. Over 1,500 of these community financial institutions have contracted with us for one or more of our technologies, products, and services, which include:

     Electronic Funds Transfer. Electronic funds transfer, or EFT, transactions include ATM withdrawals, balance inquiries, and transfers and debit card transactions. We process a variety of EFT transactions online through national and regional electronic networks, including CIRRUS(C), PLUS(C), STAR(TM), and PULSE(TM). We also offer InterCept Switch(TM), a growing ATM network used by community financial institutions to offer their customers access to ATMs owned by other community banks free of charge.

     Core Data Processing. We supply the software systems and services needed to meet our customers' core data processing requirements, including general ledger, loan and deposit operations, financial accounting and reporting, and customer information file maintenance. Many of our customers install our client/server software system, PC BancPAC(TM), in-house to perform these core data processing functions for themselves, and others outsource their core processing needs to our service bureau operations. We also provide item processing services, such as statement preparation and encoding of checks.

     Check Imaging. Check imaging involves creating computerized images of checks, deposit slips, and related paper documents for electronic storage and retrieval. We offer check imaging products and services on both an in-house and service bureau basis to reduce the labor and costs associated with traditional check processing.

     Data Communications Management. We provide efficient, reliable and secure solutions for the data communications needs of our customers and maintain nationwide data communications coverage. We operate a frame relay network, which serves as the principal conduit through which we deliver our EFT and other electronic commerce products and services to our customers. We also provide various Internet services, like web hosting and e-mail, over our frame relay network.

     Internet Banking. Through our relationship with our affiliate Netzee, Inc., we offer Internet and telephone banking products and services as part of our strategy to provide comprehensive electronic commerce and operating capabilities to our customers.

     On August 29, 2000, we acquired Advanced Computer Enterprises, Incorporated, a provider of core data processing, item capture, and check imaging services to community financial institutions. In this transaction, we issued 350,000 shares of our common stock to the sole shareholder of Advanced Computer Enterprises.

     We were incorporated in Georgia on April 30, 1996. Our principal executive offices are located at 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071, and our telephone number is (770) 248-9600.

                                  RISK FACTORS

     An investment in shares of our common stock involves risks. Before making an investment in our common stock, you should carefully consider the risks described below, together with the other information in this prospectus. Our business, financial condition, and results of operations could be adversely affected by any of the following risks. If we are adversely affected by these risks, then the trading price of our common stock could decline and you could lose all or part of your investment. The risks described below are the risks that we currently believe are material risks of an investment in our common stock. You should keep in mind that these risks are not the only risks that we face. Additional risks not presently known to us, or risks that we currently believe are not material, may also impair our business operations.

                        Risks Related to Our Operations

Our rapid growth could strain our managerial, operational, and financial resources, and our failure to manage our growth could cause our business to suffer.

     Our internal growth and acquisitions since our initial public offering in June 1998 have placed great demands on our business, particularly our managerial, operational, and financial personnel and systems. For example, we have grown from approximately 170 employees on March 31, 1998 to approximately 310 employees on December 1, 2000. Additional internal growth and acquisitions may further strain our resources. We cannot guarantee that our systems, procedures, controls, and existing facilities will be adequate to support the expansion of our operations, while maintaining adequate levels of customer service and satisfaction. Our future operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our technical, administrative, financial control and reporting systems. Our failure to respond to and manage changing business conditions as we expand could diminish the quality of our products and services, result in the loss of customers and weaken our operating results.

Our acquisitions could result in integration difficulties, unexpected expenses, diversion of management's attention, and other negative consequences.

     As part of our growth strategy, since our initial public offering in June 1998, we have completed several acquisition transactions. We plan to continue to acquire similar or complementary businesses, products, and services as a key element of our growth strategy. We must integrate the technologies, products, services, operations, systems, and personnel of acquired businesses with our own and attempt to grow the acquired businesses as part of our company. The integration of other businesses is a complex process and places significant demands on our management, financial, technical, and other resources. The successful integration of businesses we have acquired and may acquire in the future is critical to our future success, and if we are unsuccessful, our financial and operating performance could suffer. The risks and challenges associated with the acquisition and integration of acquired businesses include, but are not limited to:

     . an inability to centralize and consolidate our financial, operational, and administrative functions with those of the businesses we acquire;

     . the diversion of our management's attention from other business concerns;

     . an inability to retain and motivate key employees of an acquired company;

     . the entry into markets in which we have little or no prior direct experience;

     . the possibility of litigation, indemnification claims, and other unforeseen claims and liabilities arising from the acquisition or the operations of acquired businesses;

     . the costs necessary to complete integration may exceed our expectations or outweigh some of the intended benefits of the transactions we complete;

     . an inability to maintain the customers or goodwill of an acquired business; and

     . the costs necessary to improve or replace the operating systems, products, and services of acquired businesses may exceed our expectations.


     We cannot guarantee that we will be able to successfully integrate our acquisitions with our operations on schedule or at all. We cannot assure you that we will not incur large accounting charges or other expenses in connection with acquisitions or that acquisitions will result in cost savings or sufficient revenues or earnings to justify our investment in, or our expenses related to, these acquisitions.

     As noted, we may incur costs and expenses in connection with indemnification claims and litigation associated with our acquisitions. We may also experience customer attrition as a result of acquisitions if our existing customers or customers of the acquired business disagree with or dislike the acquisition for any reason. These costs and expenses as well as customer attrition could have a material adverse effect on our revenues and profits.

Competition, restrictions under our credit facility, market conditions, and other factors may impede our ability to acquire other businesses and may inhibit our growth.

     A significant part of our historic growth has been generated from acquisitions. We anticipate that a large portion of our future growth will also be accomplished through acquisitions. The success of this plan depends upon our ability to identify suitable acquisition candidates, reach agreements to acquire these companies and obtain necessary financing on acceptable terms. In pursuing acquisition and investment opportunities, we may compete with other companies that have similar growth strategies. Some of these competitors may be larger and have greater financial and other resources than we have. This competition may render us unable to acquire businesses that could improve our growth or expand our operations.

     The acquisitions we have completed since our initial public offering have been financed with a combination of our common stock, cash from our operations, and borrowings made under our line of credit with First Union National Bank. If our stock price declines as a result of general market conditions or otherwise, the shareholders of businesses that we seek to acquire may be unwilling to accept our common stock in exchange for their business. In that case, in order to continue to complete acquisitions, we would be required to use larger portions of our line of credit or cash from operations, which would decrease our working capital and increase our interest expense. This could have a material negative impact on our financial performance and results of operations. In addition, our credit facility with First Union restricts our ability to complete acquisitions without First Union's consent. We also must be in compliance with the financial covenants of the credit facility in order to make these acquisitions. If we are unable to raise additional capital or borrow funds, we may be unable to make acquisitions that could be helpful to our business.

If we do not continue to expand our sales force and our marketing relationships, we may not be able to continue our growth.

     Our ability to expand our business will depend significantly on our ability to expand our sales and marketing forces and our strategic marketing relationships. In order to continue our growth, we must successfully cross-market our products and services to existing customers and enter into agreements with new customers. This requires us to locate and hire experienced sales and marketing personnel and to establish and maintain key marketing relationships.

     Competition for experienced sales and marketing personnel is intense, and we may not be able to retain our existing personnel or locate and attract additional qualified personnel in the future. In addition, we have relationships with various banking-related organizations for the marketing and endorsement of our products and services. For example, we rely upon our agreements with bankers' banks across the country to market our products and services to community financial institutions. These relationships are important to our sales and marketing efforts and our geographic expansion. If we lose any of these marketing relationships or are unable to enter into new ones, it could delay growth in our customer base and revenues.

The loss of our chief executive officer could have a material adverse effect on our business.

     John W. Collins, our chief executive officer, has substantial experience with our operations and our industry and has contributed significantly to our growth. We maintain key man life insurance on Mr. Collins, and he works for us under the terms of an employment agreement. However, our customer and marketing relationships would likely be impaired and our business would likely suffer if we lose the services of Mr. Collins for any reason.

Technological changes may reduce the demand for our products and services or render them obsolete.

     A substantial portion of our business involves electronic commerce. The electronic commerce industry, including EFT, data communications, and data processing, has experienced rapid technological change. The introduction of new technologies and financial products and services can render existing technologies, products, and services obsolete in a short period of time. We expect other vendors to continually introduce new products and services, as well as enhancements to their existing products and services, which will compete with our products and services. To be successful, we must anticipate evolving industry trends, continue to apply advances in electronic commerce, enhance our existing products and services, and develop or acquire new products and services to meet the demands of our customers. We may not be successful in developing, acquiring or marketing new or enhanced products or services that respond to technological change or evolving customer needs. We may also incur substantial costs in developing and employing new technologies. If we fail to develop and provide new and enhanced products and services, or if these products and services do not achieve market acceptance, we could lose customers and revenues and fail to attract new customers or otherwise realize the benefits of costs we incur, all of which could cause our revenues and earnings to fall below market expectations.

If our processing centers or communications networks suffer a system failure or interruption, we may face customer service issues and be liable for any damage suffered by our customers.

     Our operations depend on our ability to protect our processing centers, network infrastructure, and equipment. Damage to our systems or equipment or those of third parties that we use may be caused by natural disasters, human error, power and telecommunications failures, intentional acts of vandalism, and similar events. While we do have data and item processing centers in several locations that serve as backups for each other, we only maintain a single data communications switching facility and do not maintain a backup location for our frame relay network hardware. Interruption in our processing or communications services could delay transfers of our customers' data or damage or destroy the data. Sudden increases in ATM usage or credit card activity could result in slow response times in our network. Any of these occurrences could result in or lead to lawsuits or loss of customers and may also harm our reputation.

We depend on third parties for products and services necessary to our business, and if we cannot obtain satisfactory products and services on favorable terms, or at all, our business could suffer.

     We rely on third parties for internet and telephone banking products and services, ATM and debit card productions, fiber optic communications, and other products and services that are essential to our business. For example, we use and market the internet and telephone banking products and services of our affiliate, Netzee, Inc., as part of our electronic commerce solutions. If Netzee or any of these other third parties terminates or changes its relationship with us, or if for any reason we are unable to obtain its products and services on favorable terms, we may be unable to meet our customers' needs on a timely basis. Similarly, if any of these third parties is permanently or temporarily unable to provide its products and services to us as the result of natural disasters, technical difficulties, or otherwise, we may be unable to provide our products and services to our customers. If the performance of the third party products and services, or our own products and services, that we provide to our customers does not meet our customers' expectations, whether due to difficulties in integrating these products and services with the customers' existing products and services or otherwise, we may be unable to satisfy our customers' operating needs. If we are unable to meet our customers' needs, our customer relationships could be damaged and our business reputation harmed, both of which could cause us to lose customers and would inhibit our ability to obtain new customers.

If our products and services contain errors, we may lose customers and be subject to claims for damages.

     New products and services and enhancements to our existing products and services that we may offer from time to time may have undetected errors or failures or could fail to achieve market acceptance, despite testing by our current and potential customers and us. If we discover errors after we have introduced a new or updated product to the marketplace, we could experience, among other things:

     .    delayed or lost revenues while we correct the errors;

     .    a loss or delay in market acceptance; and

     . additional and unexpected expenses to fund further product development.

     Our agreements with our customers generally contain provisions designed to limit our exposure to potential product liability claims, such as disclaimers of warranties and limitations on liability for special, consequential and incidental damages. It is possible, however, that these provisions may not be effective because of existing or future federal, state or local laws or ordinances, or unfavorable judicial decisions. Therefore, if our products and services fail to function properly, we could be subject to product liability claims, which could result in increased litigation expense, damage awards, and harm to our business reputation.

Because our business involves the electronic storage and transmission of data, security breaches and computer viruses could adversely affect us.

     Our online transaction processing systems electronically store and transmit sensitive business information of our customers. The difficulty of securely storing confidential information electronically has been a significant issue in conducting electronic commerce. We may be required to spend significant capital and other resources to protect against the threat of security breaches and computer viruses, or to alleviate problems caused by breaches or viruses. To the extent that our activities or the activities of our customers involve the storage and transmission of confidential information, such as banking records or credit information, security breaches and viruses could expose us to claims, litigation, or other possible liabilities. Our inability to prevent security breaches or computer viruses could also cause customers to lose confidence in our systems and terminate their agreements with us and inhibit our ability to attract new customers.

We may be unsuccessful as a competitive local exchange or long distance carrier.

     As part of our business strategy to reduce our operating costs and enhance services for our customers, we applied to several state public utility commissions for authority to become both a competitive local exchange carrier, or CLEC, and a long distance carrier, or IXC. Becoming a CLEC will allow us to purchase at wholesale prices telecommunications services sold at retail by local telephone companies such as the Regional Bell Operating Companies, or RBOCs. Similarly, becoming an IXC will allow us to resell the long distance services of other carriers such as AT&T Corp. or WorldCom, Inc. We recently received certification as a CLEC and as an IXC in Alabama, Florida, and Georgia. We have negotiated an interconnection/resale agreement with BellSouth Telecommunications Inc., an RBOC, which was recently approved by public utility commissions in Alabama, Florida and Georgia. We have not yet negotiated an interconnection/resale agreement with an IXC.

     Our ability to succeed as a CLEC or an IXC will be subject to a number of factors, including:

     .    our ability to market the new services to our customers;

     . the willingness of our customers to use a non-traditional provider for their telecommunications services;

     . our ability to implement the necessary billing and collection systems for these services;

     . competition from RBOCs such as BellSouth, from IXCs such as AT&T Corp. or MCI WorldCom, Inc., and from other CLECs;

     . our ability to obtain the services, equipment, and facilities that we need to serve as a CLEC or IXC; and

     . the performance of other carriers from whom we purchase services for resale.


     If we are unsuccessful in operating as a CLEC or an IXC, our ability to control our operating costs would be harmed and we would not receive the benefits of the costs we have incurred in our efforts to become both a CLEC and an IXC.

As a CLEC and an IXC, we are subject to significant governmental regulation, which is subject to change.

     In addition to obtaining state CLEC and IXC certifications, we are also required to obtain authorization from the Federal Communications Commission to offer international telecommunications services. We are also required to file with the FCC and with various state public utility commissions tariffs describing the rates, terms, and conditions of our services and to comply with local license or permit requirements relating to installation and operation of our network. We have incurred some costs in attempting to become a CLEC and IXC and expect to incur significant costs in maintaining that status. Any of the following could have a material adverse effect on our operations as a CLEC or an IXC:

     .    failure to maintain proper federal and state tariffs;

     .    failure to maintain proper federal or state certifications;

     .    failure to comply with federal, state, or local laws or regulations;

     .    failure to obtain and maintain required licenses and permits;

     .    changes in the laws applicable to CLECs or IXCs; and

     . burdensome federal, state, or local regulations and license or permit requirements.


Fluctuations in our operating results may negatively affect the trading price of our common stock.

     Our operating results have varied in the past and may fluctuate significantly in the future as a result of many factors. These factors include:

     . the possible negative impact of implementing our growth and acquisition strategies, including accounting charges and other expenses associated with our acquisitions;

     .    loss of customers or strategic relationships;

     .    competition and pricing pressures;

     . increased operating expenses due to launches of new products and services and sales and marketing efforts; and

     .    changes in interchange and transaction fees of MasterCard and Visa.

     Many factors that affect our operating results are outside of our control. Because of these factors, it is likely that in some future period our financial results will fall below the expectations of securities analysts or investors. In that event, the trading price of our common stock would likely decline, perhaps significantly. Because we derive EFT revenues in a large part based on various interchange and transaction fees set by Visa and MasterCard, any changes in interchange or transaction fees, whether as a result of a pending dispute or otherwise, could negatively impact our revenues.

Our limited combined operating history makes it difficult to evaluate our business.

     Since our incorporation in May 1996, we have completed several acquisitions. The historical and pro forma financial information included or incorporated by reference in this prospectus is based in part on the separate pre-acquisition financial reports of the companies we have acquired. As a result, your evaluation of us is based on a limited combined operating history. Our historical results of operations and pro forma financial information may not give you an accurate indication of our future results of operations or prospects.

Georgia law, our articles of incorporation and bylaws, and some of our employment agreements contain provisions that could discourage a third party from attempting to acquire your shares at a premium to the market price.

     Some provisions of our articles of incorporation, our bylaws, and Georgia law make it more difficult for a third party to acquire control of our company, even if a change in control would be beneficial to our shareholders. Several of our executive officers have entered into employment agreements with us that contain change in control provisions. These provisions may discourage or prevent a tender offer, proxy contest, or other attempted takeover. In addition, we have in the past and may in the future create and issue new classes of preferred stock that have greater rights than our common stock. These superior rights may include greater voting rights, entitlement to dividends, and preferential treatment in the event of a change of control, liquidation, consolidation, or other circumstances.

                    Risks Related to Our Ownership in Netzee

Because we own a minority interest in Netzee and Netzee is expected to continue to have significant losses, our future financial performance may be adversely affected.

     In September 1999, we completed a series of transactions that removed internet and telephone banking products and services from our operations. Our historical financial results therefore include results of operations that we no longer have. These operations are now conducted by Netzee, Inc., a company in which we own approximately 28%. Although we no longer include Netzee's operations in our financial results on a combined basis, we record a relative percentage of the operating income and losses of Netzee in a single line item on our statement of operations, "equity in loss of affiliate." Netzee has a history of losses and may never become profitable. The impact of Netzee's results of operations on our financial condition, including our shareholders' equity, is uncertain, and we cannot guarantee we will benefit from our ownership in Netzee.

If Netzee does not become profitable, it may not be able to repay the loans we have made and may make to it in the future.

     While there is no agreement presently in place, we may loan additional monies to Netzee to fund its working capital needs or operations. As of September 30, 2000, the total amount outstanding on our loans to Netzee was approximately $15.0 million. Netzee has a history of losses and may never become profitable. As a result, Netzee may be unable to repay the loans we made to it, which would harm the value of our investment in Netzee and our shareholders' equity.

Fluctuations in the price of Netzee's common stock and its operating results could materially impact the price of our common stock.

     Because of our significant ownership interest in Netzee, a perception may exist in the market that our stock price is tied closely to the stock price of Netzee. The value of our minority interest in Netzee will be based in part on the fair market value of Netzee's common stock as reported on the Nasdaq National Market. Some investors may discount the value of our position in Netzee due to the large, illiquid nature of our ownership in Netzee. We believe that Netzee will be valued similarly to other companies with internet-based businesses, and the market values of these companies generally have fluctuated significantly. Therefore, the value of our interest in Netzee and our shareholders' equity could fluctuate significantly, which could cause our stock price to fluctuate significantly as well.

Our relationship with Netzee presents potential conflicts of interest, which may result in decisions that favor Netzee over our shareholders.

     Because Netzee and we are both engaged in the sale of electronic commerce products and services to community financial institutions, numerous potential conflicts of interest exist between our companies. We will compete with each other when offering some products and services to potential customers. Our bylaws contain provisions addressing potential conflicts of interest between us and Netzee and the allocation of transactions that, absent the allocation, could constitute corporate opportunities of both companies. Under these provisions, Netzee may take advantage of a corporate opportunity rather than presenting that opportunity to us, absent a clear indication that the opportunity was directed to us rather than to Netzee.

     Our existing and future agreements and relationships with Netzee have not resulted and will not necessarily result from arm's length negotiations. Our chairman and three of our other directors are directors and significant shareholders of Netzee. In addition, Donny R. Jackson, one of those directors and, until October 2000, our president serves as chief executive officer of Netzee. When the interests of Netzee diverge from our interests, Netzee's officers and directors may exercise their influence in Netzee's best interests. Therefore, our agreements and relationships with Netzee may be less favorable to us than those that we could obtain from unaffiliated third parties. Moreover, many of the transactions between Netzee and us do not lend themselves to precise allocations of costs and benefits. Thus, the value of these transactions will be left to the discretion of the parties, who are subject to potentially conflicting interests.

     Other than the provisions of our bylaws relating to corporate opportunities, there is no mechanism in place to resolve these conflicts of interest, except that it is our policy that transactions with affiliated parties be approved by a majority of our disinterested directors. Nevertheless, due to the extensive relationships between Netzee and us, we may make decisions that potentially favor Netzee or its affiliates at the expense of our shareholders. Furthermore, Georgia law may prohibit you from successfully challenging these decisions, if the decision receives the affirmative vote of a majority, but not less than two, of our disinterested directors who received full disclosure of the existence and nature of the conflict.

We could face liabilities due to our large ownership of Netzee.

     Because we own a large percentage of Netzee's common stock, we could be subject to various liabilities related to Netzee's business and operations. For example, if Netzee were sued, we could be named a co-defendant as a result of our ownership interest and relationship with Netzee. Although we do not believe that would be proper basis for us to be liable, any lawsuit in which we are a named defendant could result in large litigation expenses and distract us from running our business while we defend our position.

                         Risks Related to Our Industry

Because many of our competitors have significantly greater resources than we do, we may be unable to gain significant market share.

     Because our business includes a variety of products and services, we generally face different competitors within each area of our business. Our principal EFT competitors include regional ATM networks, regional and local banks that perform processing functions, non-bank processors, and other independent electronic commerce and data communications organizations. In our core banking and data processing business, we compete with several companies who have national operations and significant assets. In each of these areas, many of our competitors have longer operating histories, greater name recognition, and substantially greater resources than we do. If we compete with them for the same geographic market, their financial strength could prevent us from capturing market share in those areas. In addition, the competitive pricing pressures that would result from an increase in competition from these companies could have a material adverse effect on our business, financial condition, and results of operations. Some of our competitors have established cooperative relationships among themselves or with third parties to increase their ability to address customer needs. Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

     We cannot guarantee that we will be able to compete successfully with existing or new competitors. If we fail to adapt to emerging market demands or to compete successfully with existing and new competitors, our business, financial condition, and results of operations would be materially adversely affected.

Community financial institutions are subject to industry consolidation, and we may lose customers with little notice.

     We market our products and services primarily to community financial institutions. Many large financial institutions perform their own transaction processing and data communications management and therefore do not use third party providers like us. The banking industry is prone to consolidations that result from mergers and acquisitions. There is a risk that one or more of our existing customers may be acquired by or merged with another financial institution. Any such purchase or merger may result in a lost customer for us because the acquiring financial institution may not use our products and services. Although we have included financial penalties in most of our contracts for early termination of the contract without cause, these financial penalties would be insufficient to replace the recurring revenues that we would have received if the financial institution had continued as a customer.

The banking industry is highly regulated, and changes in banking regulations could negatively affect our business.

     Our banking customers are subject to the supervision of several state and federal government regulatory agencies. If bank regulations change, or if new regulations are adopted to regulate the products and services offered by or used by community financial institutions, we could suffer an increase in the costs of providing our technologies, products, and services. Moreover, if any new or revised regulations diminished the need for our services, we could lose customers and suffer a decline in revenues.

We are subject to government and private regulation, and an increase in regulatory requirements or tax burdens could place a strain on our business.

     Various federal and state regulatory agencies examine our data processing operations from time to time. These agencies can make findings or recommendations regarding various aspects of our operations, and we generally must follow such recommendations to continue our data processing operations. If we fail to comply with these regulations, our operations and processing revenues could be negatively affected.

     Our ATM network operations are subject to federal regulations governing consumers' rights. Fees charged by ATM owners are currently regulated in several states, and legislation regulating ATM fees has been proposed in several other states. Additional legislation may be proposed and enacted in the future or existing consumer protection laws may be expanded to apply to ATM fees. If the number of ATMs decreases, then our EFT revenues may decline. Furthermore, we are subject to the regulations and policies of various ATM and debit card associations and networks. If we lose our privileges to provide transaction processing services across these networks, our revenues from ATM and debit card transaction processing will decrease significantly.

     As a transaction processing company, we may be subject to state taxation of certain portions of the fees charged for our services. Application of this tax is an emerging issue in the industry, and the states have not yet adopted uniform guidelines implementing these regulations. If we are required to bear all or a portion of these costs and are unable to pass these costs through to our customers, our financial condition and results of operations would be adversely affected.

If we face a claim of intellectual property infringement by a third party or fail to protect our intellectual property rights, we could be liable for significant damages or could lose our intellectual property rights.

     We attempt to protect our software, documentation, and other written materials under trade secret and copyright laws, confidentiality procedures, and contractual provisions, which afford only limited protection. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. We cannot guarantee that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology. We do not believe that any of our products infringe the proprietary rights of third parties. We cannot guarantee, however, that third parties will not make infringement claims, and we have agreed to indemnify many of our customers against such claims. We anticipate that the number of infringement claims will increase as the number of electronic commerce products and services increases and the functionality of products in different industry segments overlaps. Any such claims, whether with or without merit, could be time-consuming, result in costly litigation, and may not be resolved on terms favorable to us.

                         Risks Related to this Offering

A few people control a large portion of our stock and may vote their shares in ways contrary to your interests.

     Our executive officers and directors beneficially own approximately 26.0% of our outstanding common stock as of the date of this prospectus. In addition, John W. Collins, our chairman and chief executive officer, has the right to direct the voting of an additional 514,377 shares, or approximately 3.9%, of our common stock held by another shareholder. As a result, our executive officers and directors can exercise control over our company and have the power to influence the election of a majority of the directors, the appointment of management, and the approval of actions requiring a majority vote of our shareholders. Their interests may conflict with your interest as a shareholder, and they could use their power to delay or prevent a change in control, even if a majority of the other shareholders desired a change.

Future sales of shares of our common stock will dilute your ownership and may negatively affect our stock price.

     To carry out our growth strategies, we plan to acquire other businesses and products using a combination of our stock and cash, and we may also sell additional shares of our stock to raise money for expanding our operations, which would dilute your ownership interest in our company.

     If our shareholders sell substantial amounts of our common stock, including shares issuable upon the exercise of outstanding options and shares registered in this offering, the market price of our common stock could fall. These sales also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. As of December 1, 2000, we had 13,202,473 shares of common stock outstanding and options outstanding to acquire an additional 1,731,266 shares of common stock. Approximately 11,820,000 shares, including the shares being sold by the selling shareholder, are freely tradable by persons who are not affiliates of our company.

The failure to sustain our current growth rate or to meet expected growth rates could have an adverse impact on the price of our common stock.

     We have experienced significant internal growth since our inception. Our revenues have increased from $28.2 million in 1997 to $52.4 million in 1999. Our internal growth rate may decline significantly in the future due to factors within or beyond our control. The failure to sustain our current or historical internal growth rates, or growth rates expected by stock market analysis, could have a material adverse impact on the trading price of our common stock.

We cannot predict every event and circumstance which may affect our business and, therefore, the risks and uncertainties discussed above may not be the only ones you should consider.

     The risks and uncertainties discussed above are in addition to those that apply to most businesses generally. In addition, as we continue to grow our business, we may encounter other risks of which we are not aware at this time. These additional risks may cause serious damage to our business in the future, the impact of which we cannot estimate at this time.

                          FORWARD LOOKING STATEMENTS

     We have made forward looking statements in this prospectus and other documents incorporated by reference. These statements are subject to risks and uncertainties, and we cannot guarantee you that they will prove to be correct. Forward looking statements include assumptions about how we may perform in the future. When we use words like "believe," "expect," "anticipate," "predict," "potential," "seek," "continue," "will," "may," "could," "intend," "plan," "estimate," "goal," and "strive," as well as similar expressions, we are making forward looking statements.

     Forward looking statements in this prospectus include statements regarding the following:

     .    our business strategies and goals;

     . our future sources of revenues and potential for growth and profitability;

     . expansion and enhancement of our technologies, networks, products, and services;

     .    our relationship with Netzee;

     .    trends in activities and industry conditions;

     .    development and expansion of our sales and marketing efforts;

     .    our ability to integrate our previous and future acquisitions; and

     .    other statements which are not of historical fact made throughout this prospectus, including in the "Summary" and "Risk Factors" sections.

     For these kinds of statements we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that the factors described in the "Risk Factors" section and elsewhere in this prospectus could affect the future results of our company and could cause those results to differ materially from those expressed in our forward-looking statements. We undertake no duty to update any of the forward-looking statements after the date of this prospectus to conform those statements to actual results.

     The unaudited pro forma financial information incorporated by reference into this prospectus do not include any adjustments for potential savings or other improvements and do not purport to represent what our combined results of operations or financial position would actually have been. You should not rely on the pro forma statements of operations as being representative of our future results of operations.

                                USE OF PROCEEDS

     The selling shareholder will receive all of the proceeds from the sale of shares offered by this prospectus. We will not receive any of the proceeds.

                              SELLING SHAREHOLDER

     On August 29, 2000, we purchased Advanced Computer Enterprises, Incorporated, a provider of core data processing, item capture and check imaging services to community financial institutions. In this transaction, we issued 350,000 shares of our common stock to the sole shareholder of Advanced Computer Enterprises. Of these shares, 17,500 shares were placed in escrow to satisfy indemnity obligations of the Advanced Computer Enterprises shareholders to InterCept. The shares held in escrow are included in this offering and the proceeds from any of these shares sold will continue to be held in escrow. If not sold prior to August 29, 2001, and if we do not make a claim against the escrow, all of the shares will be released from escrow on that date and may be sold at that time by the shareholder under Rule 144 of the Securities Act. The former sole shareholder of Advanced Computer Enterprises is not an officer or director of InterCept.

     The following table sets forth information regarding the beneficial ownership of our common stock held by the selling shareholder as of December 1, 2000, and as adjusted to reflect the sale of common stock offered by the selling shareholder. The information in the table is based on information from the named person regarding his ownership of our common stock. Unless otherwise indicated, the selling shareholder has sole voting power and investment power over the shares beneficially owned. As of December 1, 2000, there were 13,202,473 shares of common stock outstanding.

                        Ownership                                 Ownership
                          before                                    after
                       the offering                              the offering
                       ------------                Number of     ------------
Name of Shareholder       Shares         %       shares offered     Shares
-------------------       ------        ---      --------------     ------

Al Shiver                350,000        2.6          350,000           0

                             PLAN OF DISTRIBUTION

Resales by Selling Shareholder

     We are registering the shares offered under this prospectus on behalf of the selling shareholder. The term "selling shareholder" includes pledgees, donees, transferees and successors in interest. The selling shareholder may sell or distribute these shares from time to time either in increments or a single transaction. The selling shareholder may also decide not to sell all the shares he is allowed to sell under this prospectus. We will not receive any proceeds from the sale of the shares, but we will pay all costs, expenses and fees in connection with the registration of the shares. The selling shareholder will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares.

Types of Sale Transactions

     The selling shareholder will act independently of us in making decisions with respect to the timing, manner, and size of each sale. The selling shareholder may sell the shares in one or more types of transactions (which may include block transactions), including:

     . a cross or block trade, including a transaction in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as a principal to facilitate the transaction;

     . purchases by a broker or dealer or underwriter as principal and resale by such broker or dealer or underwriter for its account under this prospectus;

     . an exchange distribution in accordance with the rules of such exchange;

     . ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     . in transactions to or through market makers of our common stock or into an existing market for the common stock;

     . in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

     . through transactions in options, swaps, or other derivatives which may or may not be listed on an exchange;

     .    in privately negotiated transactions; or

     .    in transactions to cover short sales.

     The shares may be sold at a fixed offering price, which may be changed, or at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve broker dealers.

Sales to or Through Broker-Dealers

     The selling shareholder may sell shares directly to purchasers, or sell shares to, or through broker-dealers. These broker-dealers may act as either an agent of the selling shareholder, or as a principal for the broker-dealer's own account. Such broker-dealers, whether acing as an agent or as a principal, may receive compensation in the broker-dealer's own account or in the form of discounts, concessions or commissions from the selling shareholder or the purchasers of shares. The remuneration received by broker-dealers may exceed customer commissions.

     The selling shareholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholder. The selling shareholder also may sell shares short and re-deliver the shares to close out such short positions. The selling shareholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholder also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

Deemed Underwriting Compensation

     The selling shareholder and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(a)(11) of the Securities Act of 1933. Any commissions received by such broker-dealers, and any profit on the resale of shares sold by them while acting as principals, could be deemed to be underwriting discounts or commissions under the Securities Act.

Indemnification

     The selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

Prospectus Delivery Requirements

     Because the selling shareholder and such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with sales of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Sales Under Rule 144

     Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. Under Rule 144, a shareholder may sell shares held more than one year, provided the shareholder meets various manner of sale, notice and other requirements set forth in Rule 144.

Distribution Arrangements with Broker-Dealers

     If the selling shareholder sells these shares in an underwritten offering, the underwriters may acquire these shares for their own account and resell the shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In that event, we will set forth in a supplement to this prospectus the names of the underwriters and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and brokers or dealers. The underwriters from time to time may change any public offering price and any discounts, concessions, or commissions allowed or reallowed or paid to brokers or dealers.

     If the selling shareholder notifies us that he has entered into any material arrangement with a broker or dealer for the sale of these shares through a block trade, special offering, exchange distribution, or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, disclosing:

     . the name of each selling shareholder and each participating broker or dealers;

     .    the number of shares involved;

     .    the price at which such shares were sold;

     . the commissions paid or discounts or concessions allowed to each broker or dealers, where applicable;

     . that such broker or dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     .    other facts material to the transaction.

In addition, we will file a supplement to this prospectus if we are notified that a donee or pledgee that is not already identified as a selling shareholder intends to sell more than 500 shares.

     The registration statement for this offering was filed under the terms of a registration rights agreement with Al Shiver and is subject to the terms of that agreement. That agreement provides that if we determine that the registration of the shares will interfere with any material financing, acquisition, or other corporation transaction by us, we may terminate or withdraw the registration statement covering these shares with the approval of Mr. Shiver. This offering will terminate on the date that is 12 months from the date this registration statement is declared effective, or if earlier, the date on which the selling shareholder has sold all of the shares offered under this prospectus.

                             AVAILABLE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, which means we are required to file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website available at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

                     INFORMATION INCORPORATED BY REFERENCE

     We filed a registration statement on Form S-3 to register with the SEC the shares of common stock to be offered and sold by this prospectus. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with the SEC. The information incorporated by reference is an important part of this prospectus and the information that we subsequently file with the SEC will automatically update this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than filing subsequent information with the SEC. The historical and future information that is incorporated by reference in this prospectus is considered to be part of this prospectus and can be obtained at the locations described above. We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement until 12 months from the date this registration statement is declared effective, or if earlier, the date the selling shareholder sells all of the shares. We incorporate by reference the documents listed below:

     1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     2. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000.

     3. Our Current Reports on Form 8-K dated February 2, 2000, September 15, 2000, October 16, 2000, December 8, 2000, and December 18, 2000.

     4. The description of our capital stock contained in our Registration Statement on Form 8-A, as amended on October 1, 1999.

     You may request a copy of these filings, at no cost to you, by writing or calling us. Please make your request to:

          The InterCept Group, Inc.
          Attn: Scott R. Meyerhoff
          Vice President-Finance, Chief Financial Officer & Secretary 3150 Holcomb Bridge Road, Suite 200
          Norcross, GA 30071
          (770) 248-9600

                                 LEGAL MATTERS

     Nelson Mullins Riley & Scarborough, L.L.P., Atlanta, Georgia has passed upon the validity of the shares of common stock offered under this prospectus for InterCept. Glenn W. Sturm, a partner of Nelson Mullins, is one of our directors. As of December 12, 2000, members and employees of Nelson Mullins, including Mr. Sturm, directly and beneficially owned an aggregate of 409,990 shares of our common stock and an aggregate of 1,024,276 shares of Netzee's common stock.

                                    EXPERTS

     The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of Arthur Andersen as experts in giving these reports.

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the offering described in the registration statement. All amounts are estimates except the SEC Registration Fee:

     SEC Registration                                  $  2,385
     Printing and Engraving Expenses                     15,000
     Legal Fees and Expenses                             20,000
     Accounting Fees and Expenses                        15,000
     Miscellaneous Expenses                              12,615
                                                       --------
          Total                                        $ 65,000

     The selling shareholder will not pay any of these expenses.

Item 15.  Indemnification of Directors and Officers.

     The Georgia Business Corporation Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for any breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director for:

     .    an appropriation, in violation of his duties, of any business opportunity of the corporation;

     .    acts or omissions which involve intentional misconduct or a knowing violation of law;

     .    unlawful corporate distributions; or

     .    any transaction from which the director received an improper personal benefit.

     The Georgia Code permits a corporation to indemnify officers to the same extent as directors. Our amended and restated articles of incorporation exonerate our directors from monetary liability to the extent described above, and our amended and restated bylaws provide the same limitation of liability to our officers.

     In addition to these rights provided by law, our amended and restated articles of incorporation and our amended and restated bylaws provide broad indemnification rights to our directors and the officers, employees, and agents designated by our directors, with respect to various civil and criminal liabilities and losses which may be incurred by the director, officer, agent, or employee under any pending or threatened litigation or other proceedings, except that this indemnification does not apply in the same situations described above with respect to the exculpation from liability of our directors. We are also obligated to reimburse directors and other parties for expenses, including legal fees, court costs and expert witness fees, incurred by the person in defending against any liabilities and losses, as long as the person in good faith believes that he or she acted in accordance with the applicable standard of conduct with respect to the underlying accusations giving rise to such liabilities or losses and agrees to repay to us any advances made if it is ultimately determined that the person is not entitled to indemnification by us. Any amendment or other modification to the applicable law, our articles of incorporation, or our bylaws as currently provided which limits or otherwise adversely affects the rights to indemnification will apply only to proceedings based upon actions and events occurring after such amendment and, in the case of amendments to our articles or bylaws, delivery of notice thereof to the indemnified parties.

     We have entered into separate indemnification agreements with each of our directors and certain of our officers, whereby we agreed, among other things, to provide for indemnification and advancement of expenses in a manner and subject to terms and conditions similar to those set forth in the articles of incorporation and the bylaws. These agreements may not be invalidated by action of the shareholders. In addition, we hold an insurance policy covering directors and officers under which the insurer agrees to pay, subject to certain exclusions, for any claim made against our directors and officers for a wrongful act that they may become legally obligated to pay or for which we are required to indemnify the directors or officers.

     We believe that the above protections are necessary in order to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, or otherwise may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.  Exhibits.

        (a)    Exhibits

Exhibit No.    Description
-----------    -----------

    2.1 Acquisition and Merger Agreement by and among The InterCept Group, Inc., a Georgia Corporation, Ace Acquisition Corp., a Georgia corporation, Advanced Computer Enterprises, Incorporated, a Tennessee Corporation, and Al Shiver dated August 29, 2000.*

    4.1 Amended and Restated Articles of Incorporation, as deemed filed with the Secretary of State of Georgia on April 29, 1998 (incorporated by reference to the exhibits to Intercept's Registration Statement on Form 8-A (as amended on October 1,
               1999)).

    4.2 Amended and Restated Bylaws (incorporated by reference to the exhibits to Intercept's Registration Statement on Form 8-A (as amended on October 1, 1999)).

    4.3 Amendment to Amended and Restated Bylaws (incorporated by reference to the exhibits to Intercept's Registration Statement on Form 8-A (as amended on October 1, 1999)).

    4.4 Specimen Common Stock Certificate (incorporated by reference to the exhibits to Intercept's Registration Statement on Form S-1 (No. 333-47197) as declared effective by the Securities and Exchange Commission on June 9, 1998).

    5.1        Opinion of Nelson Mullins Riley & Scarborough, L.L.P.**

    23.1 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (included in Exhibit 5.1 hereto).

    23.2       Consent of Arthur Andersen LLP.

    24.1       Power of Attorney (contained on the signature pages hereto).

* Pursuant to Item 601(b)(2) of Regulation S-K, InterCept agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

**To be filed by amendment


Item 17.  Undertakings.

     A.   The undersigned Registrant undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price, set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     B. To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     C. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of InterCept pursuant to the foregoing provisions, or otherwise, InterCept has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by InterCept of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, InterCept will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 19th day of December, 2000.


                           THE INTERCEPT GROUP, INC.


                                        By: /s/ John W. Collins
                                            ----------------------------------
                                           John W. Collins
                                           Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities listed and on the dates indicated.

        Signatures                           Title                           Date
-------------------------                    -----                           ----
  /s/ John W. Collins         Chairman of the Board, Chief Executive    December 19, 2000
-------------------------
    John W. Collins                    Officer and Director
                                  (Principal Executive Officer)

  /s/ Donny R. Jackson                       Director                   December 19, 2000
-------------------------
    Donny R. Jackson

   /s/ Scott R. Meyerhoff         Vice President-Finance, Chief         December 19, 2000
-------------------------
   Scott R. Meyerhoff            Financial Officer and Secretary
                                     (Principal Financial and
                                       Accounting Officer)

   /s/ Jon R. Burke                          Director                   December 19, 2000
-------------------------
      Jon R. Burke

   /s/ John D. Schneider, Jr.                Director                   December 19, 2000
----------------------------
 John D. Schneider, Jr.

   /s/ Boone A. Knox                         Director                   December 19, 2000
-------------------------
     Boone A. Knox

                                             Director                   December 19, 2000
-------------------------
     Glenn W. Sturm